Exhibit 21

Subsidiaries of GeoLogistics Corporation

Subsidiary	Jurisdiction of Organization	Doing business as:

ILLCAN, Inc.	Delaware

ILLSCOT, Inc.	Delaware

GeoLogistics International Finance Limited	Ireland

LIW Holdings Corp.	Delaware

GeoLogistics Americas Inc.	Delaware	GeoLogistics

Matrix International Logistics, Inc.	Delaware	GeoLogistics, GeoLogistics Services, Inc., Matrix, Matrix International, Matrix International Logistics, Inc., Matrix Container Lines, Sea Bridge, Inc.

GeoLogistics International (Bermuda) Ltd.	Bermuda

GeoLogistics International Holdings (Bermuda) Ltd.	Bermuda

Sea Bridge Container Lines, Inc.	Delaware

GeoLogistics Management Limited	United Kingdom

LEP International Worldwide Limited	United Kingdom

GeoLogistics International Management (Bermuda) Ltd.	Bermuda

Spectre Anstalt	Lichtenstein

LEP International Holdings Limited	United Kingdom

GeoLogistics Holdings (Bermuda) Limited	Bermuda

GeoLogistics International Holdings SrL	Luxembourg

GeoLogistics Limited	United Kingdom

Subsidiary	Jurisdiction of Organization	Doing business as:

ECT Transport Limited	Hong Kong

GeoLogistics European Holdings B.V.	Netherlands

ACI Logistic (Far East) Limited	Hong Kong

GeoLogistics (Asia/Pacific) Limited	British Virgin Islands

ACI Trading (Far East) Limited	Hong Kong

GeoLogistics Holding Co.	Philippines

GeoLogistics Limited	Hong Kong

GeoLogistics NV	Belgium

GeoLogistics AB	Sweden

GeoLogistics Limited	Korea

GeoLogistics S.A.	France

PT GeoLogistic Indonesia Perbaun	Indonesia

LEP Limited	New Zealand

GeoLogistics Limited	Ireland

LEP Holdings GmbH	Germany

LEP Int. NV	Netherland Antilles

GeoLogistics SrL	Italy

GeoLogistics GmbH	Germany

GeoLogistics Pvt. Limited	India

GeoLogistics Speditions GmbH	Germany

GeoLogistics Expo Services GmbH	Germany

GeoLogistics Lassen GmbH	Germany

GeoLogistics (Private) Limited	Pakistan

Logik Pengurusan Sdn Bhd	Malaysia

GeoLogistics Expo Services, LLC	Georgia	GeoLogistics

Subsidiary	Jurisdiction of Organization	Doing business as:

Telmidas AMS B.V.	Netherlands

GeoLogistics B.V.	Netherlands

GeoLogistics, Co.	Canada

GeoLogistics S.A.	Spain

Lassen Transport Ltda.	Portugal

GeoLogistics Limited	Taiwan

GeoLogistics Limited	Japan

GeoLogistics Co. Limited	Thailand

GeoLogistics Pte Limited	Singapore

GeoLogistics Sdn Bhd	Malaysia

GeoLogistics Shanghai Limited	China

LEP Int. (NZ) Ltd.	New Zealand

LEP Int. Pty. Ltd.	New Zealand

GeoLogistics (Private) Limited	Sri Lanka

GeoLogistics CIS Services	Russia

GeoLogistics Central Asia Services Inc.	Kazakhstan

CF GeoLogistics AS	Denmark

GeoLogistics, Inc.	Philippines

GeoLogistics (Subic), Inc.	Philippines

GeoLogistics Distribution, Inc.	Philippines

GeoLogistics Solutions, Inc.	Philippines